Exhibit 99.1

PARAGON BIOSERVICES, INC.

FINANCIAL STATEMENTS

Year Ended December 31, 2018

Report of Independent Auditors

To the Shareholders and the Board of Directors of Catalent, Inc.

We have audited the accompanying financial statements of Paragon Bioservices, Inc., which comprise the balance sheet as of December 31, 2018, and the related statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paragon Bioservices, Inc. at December 31, 2018, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

Restatement of Prior Period Financial Statements

As discussed in Note 2 to the financial statements, the beginning accumulated deficit has been restated to correct errors related to the accounting for capital leases. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Tysons, VA

June 14, 2019

PARAGON BIOSERVICES, INC.

BALANCE SHEET

DECEMBER 31, 2018

ASSETS
CURRENT ASSETS
Cash	$31,750,896
Contract Receivables	17,693,332
Refundable Jobs Credit Receivable	1,025,183
Inventory	2,366,056
Prepaid Expenses and Other Assets	982,434

Total Current Assets	53,817,901

PROPERTY AND EQUIPMENT, NET	100,756,601

OTHER ASSETS
Deposits and Other	1,354,600
Deferred Tax Asset	5,675,571

Total Other Assets	7,030,171

Total Assets	$161,604,674

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$13,005,694
Accrued Expenses	9,653,622
Deferred Revenue	37,049,688
Capital Lease Obligations	4,137,596
Notes Payable	1,750,000
Deferred Rent	39,794

Total Current Liabilities	65,636,394

LONG-TERM LIABILITIES
Deferred Revenue	5,830,632
Capital Lease Obligations	69,026,510
Notes Payable	15,350,243
Deferred Rent	317,584

Total Long-Term Liabilities	90,524,969

Total Liabilities	156,161,363

STOCKHOLDERS’ EQUITY
Series B Preferred Stock, $0.001 Par Value; 1,702,000 Shares Authorized; 1,700,677 Shares Issued and Outstanding	1,701
Series A-1 Preferred Stock, $0.001 Par Value; 7,008,100 Shares Authorized; 7,003,038 Shares Issued and Outstanding	7,003
Series A Preferred Stock, $0.001 Par Value; 14,200,000 Shares Authorized; 13,740,458 Shares Issued and Outstanding	13,741
Junior Preferred Stock, $1 Par Value; 1,000,000 Shares Authorized, Issued, and Outstanding	1,000,000
Common Stock, $0.0003 Par Value; 40,000,000 Shares Authorized; 5,388,829 Shares Issued and Outstanding	1,412
Additional Paid-in Capital	25,651,422
Accumulated Deficit	(21,231,968)

Total Stockholders’ Equity (Deficit)	5,443,311

Total Liabilities and Stockholders’ Equity	$161,604,674

See accompanying Notes to Financial Statements.

PARAGON BIOSERVICES, INC.

STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

YEAR ENDED DECEMBER 31, 2018

REVENUE
Contract Revenue	$101,142,819

OPERATING EXPENSES
Cost of Contract Revenue	71,710,142
Selling, General and Administrative	15,963,719
Other Operating Costs	1,970,867

Total Operating Expenses	89,644,727

Income from Operations	11,498,092

OTHER EXPENSE
Interest Expense and Amortization of Debt Discount	(5,046,313)
Other Income (Expense), Net	(646,716)

Total Other Expenses	(5,693,029)

Income Before Provision for Income Taxes	5,805,063
Net Income Tax Benefit	5,675,571

NET INCOME AND COMPREHENSIVE INCOME	$11,480,634

See accompanying Notes to Financial Statements.

PARAGON BIOSERVICES, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2018

	Series B Convertible Preferred Stock		Series A-1 Convertible Preferred Stock		Series A Convertible Preferred Stock		Junior Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Deficit	Total Stock- holders’ Equity (Deficit)
	Share	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, DECEMBER 31, 2017 as Reported	—	$—	4,000,000	$4,000	13,740,458	$13,741	1,000,000	$1,000,000	5,198,812	$1,362	$16,870,094	$(24,063,323)	$(6,174,126)
Correction of Prior Period Error (Footnote 2)												$(8,649,279)	(8,649,279)

BALANCE, DECEMBER 31, 2017 as Restated	—	$—	4,000,000	$4,000	13,740,458	$13,741	1,000,000	$1,000,000	5,198,812	$1,362	$16,870,094	$(32,712,602)	$(14,823,405)

Conversion of Convertible Subordinated Notes Payable	—	—	2,608,038	2,608	—	—	—	—	—	—	3,205,430	—	3,208,038
Beneficial Conversion and Exercise of Series A-1 Warrants	—	—	395,000	395	—	—	—	—	—	—	319,555	—	319,950
Issuance of Series B Preferred Stock, Net of Issuance Costs of $113,614	1,700,677	1,701	—	—	—	—	—	—	—	—	4,884,685	—	4,886,386
Exercise of Common Stock Options	—	—	—	—	—	—	—	—	190,017	50	110,379	—	110,429
Stock-Based Compensation	—	—	—	—	—	—	—	—	—	—	261,279	—	261,279
Net Income	—	—	—	—	—	—	—	—	—	—	—	11,480,634	11,480,634

BALANCE, DECEMBER 31, 2018	1,700,677	$1,701	7,003,038	$7,003	13,740,458	$13,741	1,000,000	$1,000,000	5,388,829	$1,412	$25,651,422	$(21,231,968)	$5,443,311

See accompanying Notes to Financial Statements.

PARAGON BIOSERVICES, INC.

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$11,480,634
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	3,757,096
Interest and Amortization of Debt Issuance Costs	275,498
Stock-Based Compensation Expense	261,279
Interest and Beneficial Conversion Feature on Series A-1 Preferred Warrant	316,000
Income Tax Benefit	(5,675,571)
Effects of Changes in Operating Assets and Liabilities:
Contract Receivables	(5,058,091)
Refundable Jobs Credit Receivable	(266,912)
Inventory	(2,193,420)
Prepaid Expenses and Other Assets	(420,309)
Deposits and Other	(556,278)
Accounts Payable and Accrued Expenses	17,345,737
Deferred Revenue	34,985,800

Net Cash Provided by Operating Activities	54,251,461

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	(47,419,703)

Net Cash Used by Investing Activities	(47,419,703)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Sale of Property and Equipment	7,704,898
Proceeds from Preferred Stock Issuance	4,886,386
Proceeds from Common Stock Issuance	110,429
Proceeds from Notes Payable	15,000,000
Payments for Debt Issue Costs	(576,625)
Repayments of Notes Payable	(1,833,333)
Proceeds from (Repayments of) Bank Credit Facility	(2,320,000)
Repayments of Capital Lease Obligations	(1,807,275)

Net Cash Provided by Financing Activities	21,164,480

NET INCREASE IN CASH	27,996,238
Cash—Beginning of Year	3,754,658

CASH—END OF YEAR	$31,750,896

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid for Interest	$1,982,809

NONCASH FINANCING ACTIVITY
Purchase of Equipment and Right of Use Building through Capital Lease	$29,702,518

Conversion of Convertible Subordinated Notes Payable Including Accrued Interest of $208,038	$3,208,039

See accompanying Notes to Financial Statements.

PARAGON BIOSERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 1    DESCRIPTION OF BUSINESS AND ORGANIZATION

Paragon Bioservices, Inc. (the “Company” or “Paragon”) is a contract development and manufacturing organization (“CDMO”) incorporated in the State of Delaware. The Company’s principal business is the development and manufacturing of biopharmaceuticals on a contract basis for clients. Paragon specializes in viral vectors-based gene therapies, advanced vaccines, monoclonal antibodies, and recombinant proteins. The Company provides process development, analytical development, and cGMP manufacturing and testing services for pre-clinical and Phase I/II clinical activities.

NOTE 2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements are prepared utilizing the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Restatement of prior period financial statements

During 2018, the Company identified errors in the historical accounting for capital leases. As a result of these errors, the Company restated its opening accumulated deficit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Contract Receivables

Contract receivables are recorded net of an allowance for doubtful accounts. Management determines the allowance by regularly evaluating individual customer accounts, including considering a client’s total account balance, the aging of individual invoices, payment history, overall information on contract activities, and publicly available information. All accounts or portions thereof deemed to be uncollectible or requiring an excessive collection cost are written off against the allowance.

Inventory

Inventory consists of raw materials which are purchased for the execution of client contracts and may also include labor and overhead. Such amounts are recorded at the lower of cost or net realizable value, on the first-in, first-out method.

Property and Equipment

Property and equipment are recorded at cost and are presented on the balance sheet net of depreciation and amortization. Expenditures for major additions and improvements are capitalized, and maintenance, repairs, and minor replacements are charged to expense as incurred. When property and equipment is retired, or otherwise disposed of, the cost and accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is included in the results of operations for the period of disposition. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, generally ranging from five to ten years. Amortization of leasehold improvements and capital leases assets is computed on a straight-line basis over the lesser of the estimated useful lives of the underlying assets or the terms of the related leases.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of the assets to future undiscounted future cash flows expected to be realized. If the carrying amount exceeds the undiscounted future cash flows then the Company completes an assessment of fair value of the related asset or asset group. Any carrying value in excess of fair value is recognized as an impairment charge to operations.

Leases

The Company leases the majority of its facilities and enters into other lease agreements in conducting its business. At the inception of each lease, the Company evaluates the lease agreement to determine whether the lease is an operating or capital lease. Upon significant modifications or amendments to lease agreements, the Company reassesses its lease determination. Operating lease expenses are recognized in the statements of operations on a straight-line basis over the term of the related lease. Some of the Company’s lease agreements may contain renewal options, tenant improvement allowances, rent holidays or rent escalation clauses. When such items are included in a lease agreement, the Company records a deferred rent asset or liability on the balance sheet equal to the difference between the rent expense and cash rent payments.

The cost of property and equipment acquired under capital lease arrangements represents the lesser of the present value of the minimum lease payments or the fair value of the leased asset as of the inception of the lease.

Debt Issuance Costs and Original Issue Discounts

The Company records the cost of any debt issuances and any discount on such issuance (original issue discount or “OID”) as a contra liability. Such amounts are amortized on a straight-line method over the term of the applicable debt, which approximates the effective interest method, the amortization being included in interest expense for the applicable period. The balance on the contra-liability is reflected as a reduction of the related debt item in the balance sheets.

Revenue Recognition

The Company derives revenue from the delivery of services or products to its clients. Revenue is recognized when all the following conditions are satisfied: (1) persuasive evidence of an arrangement exists; (2) services have been rendered or goods delivered; (3) the amount of fees to be paid by the client is fixed or determinable; and (4) the collectability of the fees is reasonably assured.

Certain of the Company’s contracts are short-term (generally 60 days or less) and include delivery to the client of a highly-defined, narrow set of deliverables. For such short-term contracts, the Company recognizes revenue upon shipment of the contracted deliverables.

The Company typically provides services to its clients under longer-term, fixed-price contracts. Such contracts generally include multiple elements and are accounted for in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 605-25, Revenue Arrangement with

Multiple Deliverables. The Company analyzes its contracts to determine whether the elements should be considered a single unit or separated and accounted for individually. Once the unit of accounting is determined, revenue is recognized on these contracts using the proportional performance method, under which the Company determines the percentage of direct labor hours incurred through the date of the financial statements in relation to the total estimated direct labor hours expected through completion of the contract or each individual element thereof. Revenue for any reporting period is then determined by multiplying this percentage by the value for the contract or individual element, as applicable. Management believes that the proportionate performance method using direct labor hours as the input measure provides a reasonable approximation of the Company’s performance (i.e. output) to the client over the contract period. Changes in estimates of direct labor to complete a contract can result in a change in the estimated contract profitability, either favorably or unfavorably. Contract charges or benefits as a result of these changes are recorded in the period in which they are determined.

Certain of the Company’s contracts provide for services under time-and-materials arrangements. Revenue for such contracts is recognized based on the hours incurred at the negotiated contract billing rates, plus the cost of any allowable material costs and out-of-pocket expenses.

The Company incurs costs for raw materials, supplies and third-party testing used to fulfill client contracts. Under the terms of the contracts, such items are the property of the customer, and, accordingly, such costs, along with a mark-up fee defined in the contract, are billed and immediately recognized as revenue.

The Company acts as a principal in transactions when the Company has discretion to choose suppliers, bears credit and inventory risk, and performs a substantive part of the services. Revenue for such transactions is recorded at the gross amount billed to a customer, and the associated costs are recorded as a cost of contract revenue.

Unbilled receivables and deferred revenue are recorded on the accompanying balance sheets. Unbilled receivables represent revenue recognized on uncompleted longer-term fixed-price contracts in excess of billings. Conversely, deferred revenue represents billings received in excess of revenue recognized.

Stock-Based Compensation

The Company accounts for stock-based compensation awards based on the fair value as of the grant date estimated in accordance with the provisions of FASB ASC 718, Compensation – Stock Compensation. The Company recognizes compensation expense for stock-based compensation awards over the requisite service period of the award.

Income Taxes

Income taxes in the financial statements generally consist of taxes currently due and deferred taxes. Deferred income tax assets and liabilities result from timing differences between the recognition of income and expense for financial reporting and income tax purposes. The estimated future tax consequences of these timing differences are recorded as deferred tax assets and liabilities in the financial statements. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized.

The deferred taxes are measured using enacted tax rates expected to apply to taxable income in the years in which the timing differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date of such change.

The Company recognizes the tax benefit from an uncertain tax position only if it is more-likely-than-not that the position will be sustained upon examination by the taxing authorities, including resolutions of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit that is recorded for these positions is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company adjusts the level of the liability to reflect any subsequent changes in the relevant facts surrounding the uncertain positions. Any interest and penalties on uncertain tax positions are included within the tax provision.

Self-Insurance Programs

The Company self-insures for certain levels of employee medical coverage. The Company makes an estimate of costs incurred but not yet reported. These estimates are based upon historical experience. Changes in estimate are recognized within the period identified.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 outlines a single comprehensive model to account for revenue arising from contracts with clients; such guidance supersedes most current revenue recognition guidance, including industry-specific guidance. The Company will adopt ASU 2014-09 using the modified retrospective approach, applied only to contracts that were not completed as of January 1, 2019. In accordance with the new standard, the Company has completed a review of its contracts as well as costs associated with obtaining these contracts.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires recording of assets and liabilities that arise from leases currently classified as operating leases under current GAAP. This new guidance will be effective for Paragon beginning in 2020, and for interim periods beginning in 2021.

The Company is currently evaluating the impact that these standards will have on its financial statements.

NOTE 3    CONTRACT RECEIVABLES

Contract receivables consist of the following:

Contract Receivables	$15,025,856
Unbilled Receivables	2,667,476

17,693,332
Allowance for Doubtful Accounts	—

Contract Receivables, Net	$17,693,332

NOTE 4    INVENTORY

Inventory consist of the following:

Raw Materials and Supplies	$2,334,403
Work in process—Labor, Materials and Overhead	31,653

Inventory	$2,366,056

NOTE 5    PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

Building	$41,203,947
Leasehold Improvements	25,079,050
Equipment and Vehicle	18,742,716
Furniture	537,719
Computer Hardware and Software	1,260,515
Construction in Progress	34,820,419

121,644,366
Less: Accumulated Depreciation and Amortization	(20,887,765)

Property and Equipment, Net	$100,756,601

The following is a summary of the leased assets included in property and equipment:

Buildings and Leasehold Improvements	$60,972,844
Equipment	12,527,355
Less: Accumulated Depreciation	(5,883,073)

Total	$67,617,127

Depreciation and amortization expense, inclusive of $3,053,000 attributed to capital lease assets, was approximately $3,757,000 for the year ended December 31, 2018.

NOTE 6    NOTES PAYABLE AND BANK CREDIT FACILITY

Notes payable consist of the following:

Note payable to bank (less unamortized debt issuance costs of $23,360 at December 31, 2018, interest of Prime plus 1.50% per annum (7.00% at December 31, 2018), monthly principal payments of $83,333 plus interest from November 2017 through October 2020, secured by substantially all assets of the Company	$1,726,640
Note payable to landlord (related party) (less unamortized debt issuance costs of $2,988 at December 31, 2018), interest of 10% per annum, monthly principal payments of $125,000 plus interest through maturity in June 2019	747,012
Subordinated notes payable to shareholders (less unamortized debt issuance costs of $496,742), interest of 14.00% per annum, interest of 12% per annum is due monthly, while the remaining interest of 2% per annum (“PIK interest”) is accrued monthly, principal and PIK interest are due in full on August 3, 2023, the notes are secured by a second lien on substantially all assets of the Company	14,626,591

Total	17,100,243
Less: Current Portion	(1,750,000)

Notes Payable, Non-Current	$15,350,243

In June 2017, the Company completed a subordinated convertible debt offering (“Convertible Debt”) with certain shareholders for a total of $2,600,000. The Convertible Debt included a substantive redemption feature; therefore, the Company was accreting interest expense to the assumed conversion date. In August 2018, in accordance with the terms of the original offering, the par value of the Convertible Debt was converted into 2,608,038 shares of Series A-1 Convertible Preferred Stock. The accreted interest was reclassified to additional paid-in-capital. As of December 31, 2018, there is no Convertible Debt outstanding.

In 2018, the Company entered into three amendments to the Revolving Bank Credit Facility to (i) increase the permitted indebtedness, as defined, from $3,000,000 to $20,000,000, (ii) increase available funds on the revolving credit facility from $7,000,000 to $10,000,000, and (iii) require the Company to execute a $15,000,000 debt financing and a $5,000,000 issuance of Series B Preferred Stock by August 15, 2018. These amendments were treated as debt modifications.

The Revolving Bank Credit Facility agreement requires the Company to maintain certain financial and non-financial covenants. The Company was in compliance with these covenants as of December 31, 2018 and believes it will remain in compliance for at least a year beyond the issuance of these financial statements. No amounts were outstanding under the Revolving Bank Credit Facility at December 31, 2018.

In August 2018, the Company entered into a Loan and Security agreement for a $15,000,000 term loan facility. Contemporaneously with the closing of the loan, the Company issued Series B Preferred Stock in an aggregate amount of $5,000,000, of which $3,000,000 was issued to the holders of the term loan, and the remaining $2,000,000 being issued to certain holders of Series A Preferred shares.

Interest expense from notes payable totaled approximately $1,287,000 for the year ended December 31, 2018. In connection with the Company’s construction in progress, substantially all interest amounts have been capitalized.

Future principal payments on notes payable are as follows:

Years Ending December 31,	Amount
2019	$1,750,000
2020	747,012
2021	—
2022	—
2023	14,603,231

Total	$17,100,243

NOTE 7    CAPITAL LEASE OBLIGATIONS

The Company’s facility leases under capital lease arrangements have an interest rate of 9.5% and terms ranging from 17 to 28 years. Additionally, The Company leases various equipment under capital lease agreements with interest rates ranging from 6.3% to 17.5%, and terms ranging from 36 to 60 months. The following is a schedule showing the future minimum lease payments under capital leases:

Years Ending December 31,
2019	$11,266,225
2020	11,034,737
2021	8,899,028
2022	7,544,022
2023	6,924,514
Thereafter	126,783,409

Total Minimum Lease Payments	172,451,936
Less: Amount Representing Interest	(99,287,830)

Present Value of Minimum Lease Payments	73,164,106
Less: Current Portion	(4,137,596)

Long-Term Portion	$69,026,510

NOTE 8    STOCKHOLDERS’ EQUITY

The Company is authorized to issue 40 million shares of common stock with a par value of $0.0003, and 23,900,000 shares of preferred stock, of which 1,702,000 shares are designated as Series B Preferred Stock with a par value of $0.001 (“Series B”), 7,008,100 shares are designated as Series A-1 Preferred Stock with a par value of $0.001 (“Series A-1”), 14,200,000 shares are designated as Series A Preferred Stock with a par value of $0.001 (“Series A”) (collectively referred to as “Senior Convertible Preferred”), and 1,000,000 shares are designated as Junior Preferred Stock with a par value of $1.00 (“Junior Preferred”). No dividends have been declared on any series of authorized stock.

Senior Convertible Preferred

The Series B terms include a 7% per annum cumulative compounding dividend, senior liquidation preference of one (1) multiplied by the original issue price, voting privileges, and rights to convert into shares of common stock. Each share of Series B is convertible, at the option of the holder, at any time into a number of shares of common stock as is determined by dividing the Series B original issue price by the Series B conversion price, as defined in the Company’s certificate of incorporation, but generally equal to the original issue price making the conversion equal to one (1) share of common for each Share of Series B. Series B liquidating preference including cumulative dividends was approximately $5,144,000, as of December 31, 2018.

The Series A-1 terms include a 7% per annum cumulative compounding dividend, liquidation preference of one and one half (1.5) multiplied by the original issue price, voting privileges, and rights to convert into shares of common stock. Each share of the Series A-1 is convertible, at the option of the holder, at any time into a number of shares of common stock determined by dividing the Series A-1 original issue price by the Series A-1 conversion price, as defined in the Company’s certificate of incorporation, but generally equal to the original issue price making the conversion equal to one (1) share of common for each Share of Series A-1. The Series A-1 liquidating preference including cumulative dividends was approximately $11,569,000 as of December 31, 2018.

The Series A terms include a 7% per annum cumulative, compounding dividend, liquidation preference of one (1) multiplied by the original issue price, voting privileges, and rights to convert into shares of common stock. Each share of the Series A is convertible, at the option of the holder, at any time into a number of shares of common determined by dividing the Series A original issue price by the Series A conversion price, as defined in the Company’s certificate of incorporation, but generally equal to the original issue price making the conversion equal to one (1) share of common for each Share of Series A. The Series A liquidation preference including cumulative dividends was approximately $18,236,000 as of December 31, 2018.

Holders of the various classes of Senior Convertible Preferred shares can force redemption by the Company of such shares at any time on or after August 6, 2020 if 66.7% of the then outstanding shares of Series A-1 request redemption. The redemption price is the greater of (i) the original issue price per share of the Series A-1 multiplied by 1.5 for shares of Series A-1 and 1.0 for each share of Series A and Series B, plus all accrued and unpaid dividends, or (ii) the fair market value of such shares on the redemption date. Holders of the Series B can also force redemption by the Company of such shares at any time on or after July 31, 2023 provided certain terms and conditions are met including prepayment of the subordinated notes payable to shareholders (see Note 6).

Junior Preferred

The Junior Preferred have terms that include a 7% per annum cumulative non-compounding dividend and certain liquidation preferences. Junior Preferred liquidation preference including cumulative dividends was approximately $1,293,000 as of December 31, 2018.

Warrants

During the year ended December 31, 2016, the Company granted a vendor fully-vested warrants to purchase up to 300,000 shares of the Company’s Common stock at a price of $0.59 per share. Such warrants expire on February 26, 2023. The fair value of these warrants was determined to be immaterial to the financial statements.

During the year ended December 31, 2014, the Company granted two vendors fully-vested warrants to purchase up to 380,000 shares of the Company’s Series A preferred stock at prices of $1.00 and $1.10 per share, which are subject to anti-dilution provisions. The fair value of the above warrants was determined to be immaterial to the financial statements.

During the years ended December 31, 2016 and 2015, the Company granted investors in new issuance of Series A-1 preferred stock fully-vested warrants to purchase up to 400,000 shares of the Company’s Series A-1 preferred stock a price of $.01 per share. Such warrants expire between 2025 and 2026. During the year ended December 31, 2018, 395,000 of these warrants were exercised.

NOTE 9    COMMITMENTS AND CONTINGENCIES

The Company is obligated as a lessee under non-cancelable operating leases for office space, facilities, and equipment, with lease terms through December 2034. For office space and facilities leases, the leases provide for annual escalations and pro-rata share of common area operating expenses.

The following are the minimum annual lease payments under all operating leases:

Years Ending December 31,
2019	$1,518,484
2020	880,758
2021	631,336
2022	603,520
2023	615,590
Thereafter	261,626

Total	$4,511,314

Total rent expense, net of amortization of deferred rent, for the year ended December 31, 2018 was approximately $2,626,000.

Contingencies

From time to time, the Company is involved in various legal proceedings in the ordinary course of its business. Although management of the Company cannot predict the outcome of these legal proceedings with certainty, it does not believe that the ultimate resolution of these legal proceedings will have a material effect on the Company’s financial statements.

NOTE 10    401(K) RETIREMENT P LAN

As of January 1, 2007, the Company established an employee retirement plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Under the plan, the Company matches eligible employee contributions up to 4% of their respective qualifying compensation. Total Company contributions were approximately $558,000 for the year ended December 31, 2018.

NOTE 11    OTHER OPERATING COSTS

Other operating costs for the year ended December 31, 2018 related principally to rents and other costs incurred during construction of an office and manufacturing space.

NOTE 12    OTHER EXPENSES

Other Expense reported on the accompanying Statement of Operations and Comprehensive Income consist of interest expense and other expenses. Interest expense totaled approximately $5,046,000 for the year ended December 31, 2018. Other non-recurring expenses, including transaction costs, totaled approximately $647,000 for the year ended December 31, 2018.

NOTE 13    INCOME TAXES

A reconciliation of the provision/(benefit) starting from the federal statutory income tax rate to the Company’s effective income tax rate is as follows:

Provision at U.S. Federal Statutory Tax Rat	1,219,063	21.00%
Permanent Items	300,429	5.18%
State Taxes—Current	36,018	0.62%
State Taxes—Deferred	247,289	4.26%
Change—Valuation Allowance Release	(7,432,776)	-128.04%
Other	(45,593)	-0.79%

Total Benefit	(5,675,571)	-97.77%

Significant components of the Company’s net deferred income taxes are as follows:

Deferred tax assets:
Deferred rent	$3,925,099
Deferred revenue	251,357
Net operating loss carryforwards	3,205,126
Accruals and reserves	853,176
Capitalized Lease Obligation	2,692,928
Stock Compensation	235,524

Total assets	11,163,210

Deferred tax liabilities:
Property and equipment	(4,715,640)
Prepaid Expenses	(109,740)
Long-Term Contract Revenue	(405,073)
Capitalized Interest	(257,187)

Total liabilities	(5,487,640)

Total deferred tax asset/(liability)	5,675,570
Valuation allowance	—

Deferred tax asset, net of valuation allowance	$5,675,570

As of December 31, 2018, the Company was in a cumulative three-year income position and based upon the weight of positive evidence, concluded that its deferred tax assets were more likely than not to be realized. The Company reversed its valuation allowance resulting in a provision benefit for the year ended December 31, 2018. As of December 31, 2018, the Company had net operating loss carryforwards (“NOLs”) for Federal and state income tax purposes of approximately $12,900,000 which expire from 2032 through 2037.

The Company’s ability to utilize its federal and state NOLs may be limited under Internal Revenue Code Section 382 (“Section 382”). Section 382 imposes annual limitations on the utilization of NOL carryforwards and other tax attributes upon an ownership change. In general terms, an ownership change may result from transactions that increase the aggregate ownership of certain stockholders in the Company by more than 50 percentage points over a testing period (generally three years). The Company completed a Section 382 analysis through the year ended December 31, 2016. Based on this analysis, the Company’s NOLs and other tax attributes accumulated through 2016 should not be limited under Section 382. The Company has not updated their Section 382 analysis through 2018.

The Federal and state income tax returns of the Company for tax years 2015, 2016 and 2017 are subject to examination by the IRS and state taxing authorities generally for three (3) years after they are filed. The Company determined that it is not required to record a liability for uncertain tax positions as of December 31, 2018.

U.S. Tax Reform

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law making significant changes to the Internal Revenue Code. The Act contains numerous provisions impacting corporate taxpayers. Changes include a federal corporate tax rate decrease from 35% to 21% effective for tax years beginning after December 31, 2017, the transition of U.S. international taxation from a worldwide tax system to a territorial system and temporary full expensing of certain business assets. The Company recorded provisional tax impacts related to the revaluation of deferred tax assets and liabilities as well as the temporary full expensing of certain business assets in our consolidated financial statements for the year ended December 31, 2017. Upon the completion of the 2017 U.S. federal corporate income tax return during the fourth quarter of 2018, the Company finalized its analysis of the Act and determined no additional adjustments were required.

NOTE 14    CONCENTRATION OF RISK

Credit Risk

Credit risk is inherent in financial instruments, which include cash and accounts receivable. The Company’s cash consists of highly liquid, U.S. dollar instruments of high-credit-quality financial institutions. The Company maintains cash deposits in excess of the limits insured by the Federal Deposit Insurance Corporation. The Company utilizes banking institutions with good credit histories and ratings, and, accordingly, management believes the credit risk within cash is minimal. Although the Company grants credit to its clients in the normal course of business, the Company generally conducts business with large well-funded companies and closely monitors client account balances; accordingly, management believes the credit risk within accounts receivable is minimal.

Major Customers

Three commercial clients accounted for a combined total of 45% of the Company’s contract revenue during the year ended December 31, 2018 and for approximately 49% of the contract receivable balance as of December 31, 2018.

NOTE 15    REFUNDABLE JOBS CREDIT

The Company received approval for the One Maryland Tax Credit (the “Program”) related to the build-out of its development and manufacturing facility in 2011. Under the Program, the Company qualified for the refundable jobs credits because the project was in a qualified area and, project costs and new hires for that facility exceeded certain thresholds. Refundable jobs credit was approximately $1,025,000 for 2018, and the amount was recorded as a reduction of compensation expense.

NOTE 16    SUBSEQUENT EVENTS

In March 2019, the Company and its bank amended the Revolving Bank Credit Facility to increase that facility from $10,000,000 to $12,000,000.

On May 17, 2019, the Company was acquired through a stock sale by Catalent Pharma Solutions, Inc. for $1,200,000,000, subject to adjustment. On the date of acquisition all outstanding notes payable and related accrued interest were paid in full.

Management evaluated subsequent events through June 14, 2019, the date the financial statements were issued.